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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Weight Watchers International Inc. and Subsidiaries of our reports dated
July 23, 1999, except for Note 18, for which the date is September 29, 1999, relating to the financial statements and financial statement schedule of Weight Watchers International Inc. and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Melville, New York
December 2, 1999